Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FIRST QUARTER 2025 EPS OF ($0.30) PER SHARE;
AND FFO OF $1.40 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $0.30 per share for the first quarter of 2025 as compared to net income of $0.20 per share for the same period in 2024.
•Funds from operations ("FFO") of $1.40 per share for the first quarter of 2025, inclusive of $3.1 million, or $0.04 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $3.07 per share for the same period in 2024, which included $141.7 million, or $2.02 per share, of gain on discounted debt extinguishment at 2 Herald Square and $5.1 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
~~•~~Signed 45 Manhattan office leases covering 602,105 square feet in the first quarter of 2025. The mark-to-market on signed Manhattan office leases was 3.1% lower for the first quarter than the previous fully escalated rents on the same spaces. The Company has a current, active pipeline of prospective leases of more than 1.1 million square feet.
•Same-store cash net operating income ("NOI"), including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased 2.4% for the first quarter of 2025, excluding lease termination income, as compared to the same period in 2024.
•Manhattan same-store office occupancy was 91.8% as of March 31, 2025, inclusive of leases signed but not yet commenced, consistent with the Company's expectations. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.
Investing Highlights
•In April, together with our joint venture partner, closed on the sale of 85 Fifth Avenue for a gross asset valuation of $47.0 million. The transaction generated net proceeds to the Company of $3.2 million.
•Closed on the previously announced acquisition of 500 Park Avenue for $130.0 million. The Company financed the acquisition with a new $80.0 million mortgage, which has a term of up to 5 years, as fully extended, and bears interest at a floating rate of 2.40% over Term SOFR. The Company swapped the mortgage to a fixed rate of 6.57% through February 2028.

•In April, exercised our purchase option and closed on the acquisition of our partner's 49.9% interest in 100 Park Avenue for cash consideration of $14.9 million.
•Closed on the sale of six Giorgio Armani Residences at 760 Madison Avenue. The transactions generated net proceeds to the Company of $93.3 million.
Special Servicing and Asset Management Highlights
•The Company's special servicing business has active assignments totaling $4.8 billion with an additional $10.9 billion for which the Company has been designated as special servicer on assets that are not currently in special servicing.
NEW YORK, April 16, 2025 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended March 31, 2025 of $21.1 million, or $0.30 per share, as compared to a net income of $13.1 million, or $0.20 per share, for the same quarter in 2024.
The Company reported FFO for the quarter ended March 31, 2025 of $106.5 million or $1.40 per share, inclusive of $25.0 million, or $0.33 per share, of income related to the expected resolution of a commercial mortgage investment and net of $3.1 million, or $0.04 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $215.4 million, or $3.07 per share, for the same period in 2024, which included $141.7 million, or $2.02 per share, of gain on discounted debt extinguishment at 2 Herald Square and $5.1 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 2.6% for the first quarter of 2025, or 2.4% excluding lease termination income, as compared to the same period in 2024.
During the first quarter of 2025, the Company signed 45 office leases in its Manhattan office portfolio totaling 602,105 square feet. The average rent on the Manhattan office leases signed in the first quarter of 2025 was $83.75 per rentable square foot with an average lease term of 9.8 years and average tenant concessions of 9.4 months of free rent with a tenant improvement allowance of $94.35 per rentable square foot. Twenty-four leases comprising 361,131 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $82.29 per rentable square foot, representing a 3.1% decrease over the previous fully escalated rents on the same office spaces. The Company has a current, active pipeline of prospective leases of more than 1.1 million square feet.
Occupancy in the Company's Manhattan same-store office portfolio was 91.8% as of March 31, 2025, consistent with the Company's expectations, inclusive of 791,538 square feet of leases signed but not yet commenced, as compared to 92.4% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.

Significant leasing activity in the first quarter includes:
•Early renewal and expansion with Newmark & Company Real Estate for 144,418 square feet at 125 Park Avenue;
•Expansion lease with IBM for 92,663 square feet at One Madison Avenue;
•Renewal with M. Shanken Communications, Inc. for 38,652 square feet at Worldwide Plaza;
•Expansion lease with Ares Management LLC for 38,074 square feet at 245 Park Avenue;
•Early renewal with Brixmor Operating Partnership for 18,655 square feet at 100 Park Avenue;
•New leases of 18,128 square feet and 16,643 square feet with Sichenzia Ross Ferrance Carmel LLP and Lankler Siffert & Wohl LLP, respectively, at 1185 Avenue of the Americas; and
•New lease with Phillips Lytle LLP for 17,320 square feet at 810 Seventh Avenue.
Investment Activity
In April, together with its joint venture partner, the Company closed on the sale of 85 Fifth Avenue for a gross asset valuation of $47.0 million. The transaction generated net proceeds to the Company of $3.2 million.
In January, the Company closed on the previously announced acquisition of 500 Park Avenue for $130.0 million. The Company financed the acquisition with a new $80.0 million mortgage, which has a term of up to 5 years, as fully extended, and bears interest at a floating rate of 2.40% over Term SOFR. The Company swapped the mortgage to a fixed rate of 6.57% through February 2028.
In April, the Company exercised its purchase option and closed on the acquisition of its partner's 49.9% interest in 100 Park Avenue for cash consideration of $14.9 million.
During the first quarter of 2025, the Company closed on six Giorgio Armani Residences at 760 Madison Avenue. The transactions generated net proceeds to the Company of $93.3 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio was $537.6 million at March 31, 2025, including $219.4 million representing the Company's share of the preferred equity investment in 625 Madison Avenue that is accounted for as an unconsolidated joint venture. The portfolio had a weighted average current yield of 7.5% as of March 31, 2025, or 8.7% excluding the effect of $63.0 million of investments that are on non-accrual.
During the first quarter of 2025, the Company invested $28.3 million in real estate debt and commercial mortgage-backed securities ("CMBS").

Special Servicing and Asset Management Activity
The Company's special servicing business has active assignments totaling $4.8 billion with an additional $10.9 billion for which the Company has been designated as special servicer on assets that are not currently in special servicing. Since inception, the Company's cumulative special servicing and asset management appointments total $25.2 billion.
ESG Highlights
The Company was recognized as a GRESB Sector Leader in the Mixed-Use Residential Real Estate sector, earning a Green Star designation and a 5-star rating.
The Company was recognized in USA TODAY 2025 ranking of America’s Climate Leaders, leading the way in cutting greenhouse gas emissions. This designation reflects our ongoing commitment to sustainability, transparency, and meaningful climate action.
The Company ranked in the 95th percentile of global peer set assessed by S&P CSA (DJSI) and listed as a Sustainability Yearbook Member for the fourth consecutive year. Out of the more than 7,800 companies assessed in 2024, only 712 are recognized.
Dividends
In the first quarter of 2025, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2575 per share, which were paid in cash on February 18, March 17 and April 15, 2025;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period January 15, 2025 through and including April 14, 2025, which was paid in cash on April 15, 2025, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 17, 2025, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIdde2e541628a4c588c74cb1d1871805d.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of March 31, 2025, SL Green held interests in 55 buildings totaling 30.8 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Revenues:	2025	2024

Rental revenue, net	$144,518	$128,203
Escalation and reimbursement revenues	18,501	13,301
SUMMIT Operator revenue	22,534	25,604
Investment income	16,114	7,403
Interest income from real estate loans held by consolidated securitization vehicles	15,981	—
Other income	22,198	13,371
Total revenues	239,846	187,882
Expenses:
Operating expenses, including related party expenses of $3 in 2025 and $0 in 2024	56,062	43,608
Real estate taxes	37,217	31,606
Operating lease rent	6,106	6,405
SUMMIT Operator expenses	21,764	21,858
Interest expense, net of interest income	45,681	31,173
Amortization of deferred financing costs	1,687	1,539
SUMMIT Operator tax expense	(45)	(1,295)
Interest expense on senior obligations of consolidated securitization vehicles	13,972	—
Depreciation and amortization	64,498	48,584
Loan loss and other investment reserves, net of recoveries	(25,039)	—
Transaction related costs	295	16
Marketing, general and administrative	21,724	21,313
Total expenses	243,922	204,807

Equity in net income from unconsolidated joint ventures	1,170	111,160
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	26,764
Purchase price and other fair value adjustments	(9,611)	(50,492)
Loss on sale of real estate, net	(482)	—
Depreciable real estate reserves	(8,546)	(52,118)
Net (loss) income	(21,545)	18,389
Net loss attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	1,465	(901)
Noncontrolling interests in other partnerships	4,897	1,294
Preferred units distributions	(2,154)	(1,903)
Net (loss) income attributable to SL Green	(17,337)	16,879
Perpetual preferred stock dividends	(3,738)	(3,738)
Net (loss) income attributable to SL Green common stockholders	$(21,075)	$13,141
Earnings Per Share (EPS)
Basic (loss) earnings per share	$(0.30)	$0.20
Diluted (loss) earnings per share	$(0.30)	$0.20

Funds From Operations (FFO)
Basic FFO per share	$1.43	$3.11
Diluted FFO per share	$1.40	$3.07

Basic ownership interest
Weighted average REIT common shares for net income per share	70,424	64,328
Weighted average partnership units held by noncontrolling interests	4,103	4,439
Basic weighted average shares and units outstanding	74,527	68,767

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,230	65,656
Weighted average partnership units held by noncontrolling interests	4,103	4,439
Diluted weighted average shares and units outstanding	76,333	70,095

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	March 31,	December 31,
	2025	2024
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,450,892	$1,357,041
Building and improvements	3,828,638	3,862,224
Building leasehold and improvements	1,399,376	1,388,476
	6,678,906	6,607,741
Less: accumulated depreciation	(2,174,667)	(2,126,081)
	4,504,239	4,481,660
Cash and cash equivalents	180,133	184,294
Restricted cash	156,895	147,344
Investment in marketable securities	12,295	22,812
Tenant and other receivables	48,074	44,055
Related party receivables	18,630	26,865
Deferred rents receivable	264,982	266,428
Debt and preferred equity investments, net of discounts and deferred origination fees of $2,231 and $1,618 in 2025 and 2024, respectively, and allowances of $13,520 and $13,520 in 2025 and 2024, respectively	318,189	303,726
Investments in unconsolidated joint ventures	2,712,582	2,690,138
Deferred costs, net	114,317	117,132
Right-of-use assets - operating leases	860,449	865,639
Real estate loans held by consolidated securitization vehicles (includes $1,449,291 and $584,134 at fair value as of March 31, 2025 and December 31, 2024, respectively)	1,599,291	709,095
Other assets	620,547	610,911
Total assets	$11,410,623	$10,470,099

Liabilities
Mortgages and other loans payable	$2,036,727	$1,951,024
Revolving credit facility	490,000	320,000
Unsecured term loan	1,150,000	1,150,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(15,275)	(14,242)
Total debt, net of deferred financing costs	3,761,452	3,506,782
Accrued interest payable	18,473	16,527
Accounts payable and accrued expenses	123,256	122,674
Deferred revenue	166,240	164,887
Lease liability - financing leases	107,183	106,853
Lease liability - operating leases	806,669	810,989
Dividend and distributions payable	21,978	21,816
Security deposits	62,210	60,331
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles (includes $1,409,185 and $567,487 at fair value as of March 31, 2025 and December 31, 2024, respectively)	1,409,185	590,131
Other liabilities (includes $254,447 and $251,096 at fair value as of March 31, 2025 and December 31, 2024, respectively)	395,832	414,153
Total liabilities	6,972,478	5,915,143

Commitments and contingencies
Noncontrolling interests in Operating Partnership	288,702	288,941
Preferred units and redeemable equity	196,016	196,064

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2025 and December 31, 2024	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,016 and 71,097 issued and outstanding at March 31, 2025 and December 31, 2024, respectively	710	711
Additional paid-in capital	4,156,242	4,159,562
Accumulated other comprehensive (loss) income	(4,842)	18,196
Retained deficit	(537,585)	(449,101)
Total SL Green Realty Corp. stockholders’ equity	3,836,457	3,951,300
Noncontrolling interests in other partnerships	116,970	118,651
Total equity	3,953,427	4,069,951
Total liabilities and equity	$11,410,623	$10,470,099

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2025	2024

Net (loss) income attributable to SL Green common stockholders	$(21,075)	$13,141
Add:
Depreciation and amortization	64,498	48,584
Joint venture depreciation and noncontrolling interest adjustments	53,361	74,258
Net loss attributable to noncontrolling interests	(6,362)	(393)
Less:
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	26,764
Purchase price and other fair value adjustments	(6,544)	(55,652)
Loss on sale of real estate, net	(482)	—
Depreciable real estate reserves	(8,546)	(52,118)
Depreciable real estate reserves in unconsolidated joint venture	(1,780)	—
Depreciation on non-rental real estate assets	1,263	1,153
FFO attributable to SL Green common stockholders and unit holders	$106,511	$215,443

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2025	2024

Net (loss) income	$(21,545)	$18,389

Depreciable real estate reserves	8,546	52,118
Loss on sale of real estate, net	482	—
Purchase price and other fair value adjustments	9,611	50,492
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	(26,764)
Depreciation and amortization	64,498	48,584
SUMMIT Operator tax expense	(45)	(1,295)
Amortization of deferred financing costs	1,687	1,539
Interest expense, net of interest income	45,681	31,173
Interest expense on senior obligations of consolidated securitization vehicles	13,972	—
Operating income	122,887	174,236

Equity in net income from unconsolidated joint ventures	(1,170)	(111,160)
Marketing, general and administrative expense	21,724	21,313
Transaction related costs	295	16
Loan loss and other investment reserves, net of recoveries	(25,039)	—
SUMMIT Operator expenses	21,764	21,858
Investment income	(16,114)	(7,403)
Interest income from real estate loans held by consolidated securitization vehicles	(15,981)	—
SUMMIT Operator revenue	(22,534)	(25,604)
Non-building revenue	(10,486)	(5,049)
Net operating income (NOI)	75,346	68,207

Equity in net income from unconsolidated joint ventures	1,170	111,160
SLG share of unconsolidated JV depreciable real estate reserves	1,780	—
SLG share of unconsolidated JV depreciation and amortization	63,075	69,446
SLG share of unconsolidated JV amortization of deferred financing costs	3,191	3,095
SLG share of unconsolidated JV interest expense, net of interest income	62,965	72,803
SLG share of unconsolidated JV gain on early extinguishment of debt	—	(141,664)
SLG share of unconsolidated JV investment income	(4,918)	—
SLG share of unconsolidated JV non-building revenue	(1,291)	(501)
NOI including SLG share of unconsolidated JVs	201,318	182,546

NOI from other properties/affiliates	(37,817)	(20,845)
Same-Store NOI	163,501	161,701

Straight-line and free rent	641	(3,181)
Amortization of acquired above and below-market leases, net	728	49
Operating lease straight-line adjustment	204	204
SLG share of unconsolidated JV straight-line and free rent	(5,131)	(2,832)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,394)	(6,285)
Same-store cash NOI	$153,549	$149,656

Lease termination income	(4,355)	(1,278)
SLG share of unconsolidated JV lease termination income	(23)	(2,717)
Same-store cash NOI excluding lease termination income	$149,171	$145,661

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN